EXHIBIT 3.1

EQUITY OFFICE PROPERTIES TRUST

CERTIFICATE OF CORRECTION

     Equity Office Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The title of the document being corrected hereby is Articles of Merger Spieker Properties, Inc. (a Maryland corporation) Into Equity Office Properties Trust (a Maryland real estate investment trust) (the “Articles of Merger”).

     SECOND: The name, as it appeared in the Articles of Merger, of each party to the Articles of Merger is Spieker Properties, Inc. and Equity Office Properties Trust.

     THIRD: The Articles of Merger to be corrected hereby were filed and accepted for record on July 2, 2001.

     FOURTH: Paragraph 2 of Exhibit A to the Articles of Merger as previously filed provided for an amendment of the declaration of trust of the Trust to add a new Section 7.2.10. However, the declaration of trust of the Trust already contained another Section 7.2.10. Accordingly, this Certificate of Correction renumbers as Section 7.2.11 the new Section 7.2.10 that was added by the Articles of Merger.

     IN WITNESS WHEREOF, Equity Office Properties Trust has caused this Certificate of Correction to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary on October 20, 2003.

WITNESS:		EQUITY OFFICE PROPERTIES TRUST

By: /s/ Stanley M. Stevens	By:	/s/ Richard D.Kincaid

Stanley M. Stevens Secretary		Richard D. Kincaid President and Chief Executive Officer

     IN WITNESS WHEREOF, Spieker Properties, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by the President and Chief Executive Officer and attested by the Secretary of Equity Office Properties Trust, as successor by merger to Spieker Properties, Inc., on October 20, 2003.

WITNESS:	SPIEKER PROPERTIES, INC.

By: Equity Office Properties Trust, as successor by merger to Spieker Properties, Inc.

By: /s/ Stanley M. Stevens	By: /s/ Richard D.Kincaid

Stanley M. Stevens Secretary	Richard D. Kincaid President and Chief Executive Officer

     The undersigned President and Chief Executive Officer of Equity Office Properties Trust acknowledges that this Certificate of Correction is the act of the Trust on whose behalf he has signed, and further as to all other matters or facts required to be verified under oath that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

/s/ Richard D.Kincaid
Richard D. Kincaid

     The undersigned President and Chief Executive Officer of Equity Office Properties Trust, successor by merger to Spieker Properties, Inc., acknowledges that this Certificate of Correction is the act of Spieker Properties, Inc. on whose behalf he has signed, and further as to all other matters or facts required to be verified under oath that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

/s/ Richard D.Kincaid
Richard D. Kincaid

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